UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2025

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600
Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2025, NRX Pharmaceuticals, Inc. (the “Company”) and an accredited investor (the "Investor") entered into an Amended and Restated Securities Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company agreed to sell, and the Investor agreed to purchase 732,600 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $2.73 per share of Common Stock (the “Purchase Price”) (the “Private Placement”). The Private Placement was anticipated to close on or before January 29, 2025 (“Closing Date”).

On February 3, 2025, the parties entered into a Second Amended and Restated Securities Purchase Agreement (the “Amended Purchase Agreement”), pursuant to which the parties agreed to, among other agreements set forth below, extend the Closing Date to no later than February 14, 2025 (the “Closing”).

The terms of the Purchase Agreement, as amended and restated pursuant to the Amended Purchase Agreement, provide that, subsequent to Closing, the Company and the Investor will use their best efforts to execute definitive agreements providing for, among other things, the further investment by the Investor in Hope Therapeutics, Inc., a wholly-owned subsidiary of the Company (“Hope”) (“Hope Transaction Agreements”), of no less than $25.0 million, to be invested in cash or other immediately available funds, payable in four (4) tranches (“Hope Investment”), the first of which shall consist of $6.25 million, which the Investor and Hope shall use their best efforts to close on or before February 17, 2025 (“Initial Tranche”), unless such Initial Tranche is extended by mutual written consent of the Company and the Investor. The remaining three (3) tranches shall be in such amounts and invested at such times as mutually agreed by the Company and the Investor; provided, however, the remaining investment shall occur on or before April 1, 2025 unless extended by mutual written consent of the Company and the Investor.

In consideration for the Hope Investment, the Investor shall receive: (i) shares of Hope’s newly issued Series A Convertible Preferred Stock with a liquidation preference equal to the Hope Investment (“Hope Preferred”), which shares of Hope Preferred shall be convertible into 1/3 of all fully diluted outstanding equity of Hope, provide a current preferred dividend of 15% per annum paid quarterly, and shall be non-callable for two years from the date of issuance; (ii) a warrant to purchase an aggregate of 3.0 million shares of the Company’s Common Stock (“the Warrant”), which Warrant shall have a term of twenty-four (24) months, an exercise price of $4.00 per share, and shall vest 50% ratably based on the total amount invested in each tranche consummated in connection with the Hope Investment, and 50% upon investing the full $25.0 million investment; (iii) registration rights for an aggregate of 1.1 million shares of Common Stock purchased privately from certain shareholders by the Investor (the “Third Party Shares”); (iv) certain participation rights in future sales of equity securities in the Company and Hope for a period of twenty-four (24) months from the Closing, (v) certain royalty payments with respect to sales of pharmaceutical products by the Company, as more particularly set forth below (“Royalty”); and (vi) the right to appoint an observer to the Company’s Board of Directors. In the event that the parties do not execute the Hope Transaction Agreements prior to forty-five (45) days following the Closing, the Investor shall have the right, but not the obligation, to cause the Company to purchase from the Investor all of the Shares at the Purchase Price.

The Amended Purchase Agreement further provides for the payment to the Investor of a Royalty based on the net revenue from the sale of pharmaceutical drugs by the Company (the “Product”), calculated at an initial rate of 10% of the net sales of the Product until the Investor has received total cumulative returns of $125.0 million, and thereafter at a rate of 5% until the Investor has received cumulative returns totaling $250.0 million (cumulative returns shall be defined as royalties actually paid to Investor by the Company on the sale of pharmaceutical drugs by the Company); provided, however, the Investor shall not be entitled to receive Royalty payments unless and until Investor and the Company have closed on the Hope Investment in the full amount of $25.0 million.

The Amended Purchase Agreement contains customary representations, warranties, and covenants of the Company and Investor and customary closing conditions, indemnification rights, and other obligations of the parties. The foregoing summary of the Purchase Agreement and Amended Purchase Agreement is qualified in its entirety by reference to the form of Purchase Agreement and Amended Purchase Agreement, which are filed herewith as Exhibit 10.1 and 10.2 respectively, and are incorporated by reference herein.

Item 8.01	Other Events

On January 28, 2025, the Company issued a press release announcing, among other items, the entry into the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amended and Restated Securities Purchase Agreement, dated as of January 28, 2025, by and among the Company and the Investor.
10.2	Form of Second Amended and Restated Securities Purchase Agreement, dated as of February 3, 2025, by and among the Company and the Investor.
99.1	Press release, dated January 28, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: February 3, 2025	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Title:	Interim Chief Executive Officer